UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________
Date of Report (Date of earliest event reported): May 30, 2018

SeaSpine Holdings Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-36095	47-3251758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note
This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by SeaSpine Holdings Corporation (“we,” “us,” “our” or the “Company”) with the Securities and Exchange Commission on May 30, 2017 (the “Original Form 8-K”). We are filing this Current Report on Form 8-K/A solely to include in Item 5.02 information regarding the amendment and restatement of our Amended and Restated 2015 Incentive Award Plan, as amended, which, as reported in the Original Form 8-K, was approved by our stockholders at our annual meeting of stockholders held May 30, 2018. For convenience, this Current Report on Form 8-K/A amends and restates in its entirety the Original Form 8-K. Except as indicated above, no other changes were made to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 30, 2018, our stockholders approved the amendment and restatement of our Amended and Restated 2015 Incentive Award Plan, as amended. On February 1, 2018, our board of directors approved an amendment of the Amended and Restated 2015 Incentive Award Plan, pursuant to which the share reserve was increased by 350,000 shares over the then-existing share reserve thereunder, and on March 22, 2018, our board of directors approved a further amendment and restatement of the Amended and Restated 2015 Incentive Award Plan, pursuant to which (among other things) the share reserve was increased by an additional 2,376,000 shares, in each case subject to stockholder approval. A description of the terms and conditions of our Amended and Restated 2015 Incentive Award Plan, as amended, is included in the definitive proxy statement for our 2018 annual meeting of stockholders, which was previously filed with the Securities and Exchange Commission on April 19, 2018.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
As part of its review of our corporate governance principles, on May 30, 2018, our board of directors adopted amendments to our Code of Business Conduct and Ethics (the “Code”). The Code applies to all our employees, officers and directors. In addition to administrative and other non-substantive changes, the nature of the amendments adopted was to add new provisions covering the recently effective European Union General Data Protection Regulation and our expectations of third-parties who act on our behalf or for our benefit as they relate to our commitment to ethical conduct and responsible business practices and adherence to the standards in the Code. The amendments took effect upon adoption.
The foregoing description of the nature of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the complete text of the Code, as amended, a copy of which is publicly available under the “Investors > Corporate Governance > Governance Overview” section of our website at www.seaspine.com.

Item 5.07	Submission of Matters to a Vote of Security Holders.
We held our annual meeting of stockholders on May 30, 2018. The final results of the matters submitted to a vote of stockholders at such meeting are as follows:
Proposal 1: Each of the Class III nominees for our board of directors was elected to serve for a three-year term to expire at our 2021 annual meeting of stockholders by the votes set forth below.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stuart M. Essig	7,874,843	0	2,291,167	3,621,857
Keith C. Valentine	7,920,844	0	2,245,166	3,621,857

Proposal 2: Our stockholders ratified the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,748,259	7,325	32,283	--

Proposal 3: Our stockholders approved the amendment and restatement of our Amended and Restated 2015 Incentive Award Plan, as amended, by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,398,269	1,727,532	40,209	3,621,857

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2018	SeaSpine Holdings Corporation

By:	/s/ Patrick Keran
Name:	Patrick Keran
Title:	Vice President, General Counsel